Exhibit 99.2

       NEWS BULLETIN
                               RE:    Headwaters Incorporated
          from                        10653 South River Front Parkway, Suite 300
                                      South Jordan, UT 84095
        FINANCIAL                     (801) 984-9400
     RELATIONS BOARD                  NASDAQ: HDWR

--------------------------------------------------------------------------------

FOR FURTHER INFORMATION

AT THE COMPANY:                                  AT FINANCIAL RELATIONS BOARD:
Sharon Madden                                    Tricia Ross
Director of Investor Relations                   Analyst Contact
(801)  984-9400                                  (716) 520-7064

FOR IMMEDIATE RELEASE:
SEPTEMBER 9, 2004


      HEADWATERS INCORPORATED'S COMPENSATION COMMITTEE GRANTS STOCK OPTIONS
                     TO MANAGEMENT OF TAPCO HOLDINGS, INC.


SOUTH JORDAN, UTAH, SEPTEMBER 9, 2004 - HEADWATERS INCORPORATED (NASDAQ: HDWR), today announced that the Compensation Committee of Headwaters' Board of Directors has granted incentive stock options to certain employees of Tapco, acquired yesterday, September 8, 2004. The options were granted outside of any stock incentive plan of the Company. When vested, the options will allow the employees to purchase common stock of Headwaters at an exercise price of $28.49 per share. The options will vest over four and one-half years, vesting 20% on March 31, 2005 and each anniversary of that date, becoming fully vested in 2009. In the case of Mr. Schiedegger, the options will vest over two and one-half years, vesting 33% on March 31, 2005 and each anniversary of that date, becoming fully vested in 2007. The options will expire in 10 years, if not exercised. The recipients of the options, and the number of options granted are as follows:

          John N. Lawless, III                        125,000
          Charles E. Schiedegger                       50,000
          Robert C. Sawyer                             40,000
          David S. Ulmer                               40,000
          Patrick F. Dunn                              30,000
          William G. Barr                              10,000
          Tracey Lee Anderson                           3,000
          Barton K. Gentsch                             3,000
          Alan B. Gurney                                3,000
          Thomas A. Ward                                3,000

                                     -more-
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Headwaters expects to register these options with the SEC on Form S-8.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. The Company is focused on providing services to energy companies, conversion of fossil fuels into alternative energy products, and adding value to energy. Headwaters generates revenue from managing coal combustion products (CCPs) and from licensing its innovative chemical technology to produce an alternative fuel. Through its CCP business, fly ash building products business, and its solid alternative fuels business, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products and building products, operation of facilities utilizing alternative fuel technologies, the marketing of synthetic fuels, the receipt of licensing fees, royalties, and product sales revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feed stocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, synthetic fuel and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2003, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.hdwtrs.com. There we make available, free of charge, our annual report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.